UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 4, 2008 (June 4, 2008)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                     1-11151                76-0364866
-----------------------------------     -------         ------------------------
 (State or other jurisdiction of     (Commission File        (I.R.S. Employer
  incorporation or organization)         Number)           Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas         77042
---------------------------------------------------------------      ----------
    (Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     Effective June 4, 2008, U. S. Physical Therapy, Inc. (the "Company") increased the commitment amount of its revolving credit agreement (the "Credit Agreement") with Bank of America from $30,000,000 to $50,000,000. The Credit Agreement, which was originally entered into in August, 2007, is for a four year term, is unsecured and includes standard financial covenants. Proceeds from the Credit Agreement may be used to finance acquisitions, working capital, capital expenditures and for other corporate purposes. Interest expense on borrowings is based on a pricing grid tied to the Company's overall financial leverage with the applicable spread over LIBOR ranging from .5% to 1.5%. There are fees under the Credit Agreement including an initial closing fee and an unused commitment fee ranging from .1% to .35% depending on financial leverage and the amount of funds outstanding under the agreement. As of May 30, 2008 the outstanding balance advanced under the loan facility was $5,300,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 above.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           U.S. PHYSICAL THERAPY, INC.


Dated: June 4, 2008                     By:  /s/ LAWRANCE W. MCAFEE
                                           -------------------------------------
                                                 Lawrance W. McAfee
                                              Chief Financial Officer
                                (duly authorized officer and principal financial
                                            and accounting officer)